Exhibit 99.1

TICC ANNOUNCES APPOINTMENT OF RICHARD W. NEU AND GEORGE “CHIP” STELLJES III TO BOARD OF DIRECTORS

Adds Two New Independent Directors to Board

GREENWICH, CT – December 8, 2016 – TICC Capital Corp. (NASDAQ: TICC) (“TICC”, “TICC Capital” or the “Company”) today announced the appointment of two new independent directors -- Richard W. Neu and George “Chip” Stelljes III -- to the Company’s Board of Directors, effective as of December 5, 2016. The appointments expand the number of directors on the TICC Capital Board to seven, five of whom are independent. Mr. Neu and Mr. Stelljes will serve on the Company’s Audit, Nominating and Corporate Governance, Valuation and Compensation Committees.

“We are pleased to welcome Rick and Chip to the Board, and look forward to their contributions,” said Steve Novak, Chairman of TICC’s Board of Directors. “Rick brings executive-level business development company experience and extensive knowledge managing complex financial operations, while Chip’s private equity and debt financing expertise spanning management, investment analysis and advisory roles adds valuable perspective to our Board. The expansion of our Board to include two new independent directors underscores our ongoing commitment to maintaining exemplary corporate governance at TICC.”

Jonathan Cohen, TICC CEO and Director of the Board said, “Mr. Neu and Mr. Stelljes represent valuable additions to the TICC Board as we continue to execute the Company's investment strategy and seek to drive meaningful value for shareholders.”

About Richard W. Neu

Mr. Neu served as a director of MCG Capital Corporation from 2007 until its sale in 2015, as well as Chairman of the Board from 2009 to 2015, and Chief Executive Officer from November 2011 to November 2012. For the last 12 years he has held a variety of Board roles, including with Tempur Sealy International, Inc and Huntington Bancshares Incorporated. He was Lead Director and a member of the Audit Committee and Governance Committee of Dollar Thrifty Automotive Group, Inc. prior to the sale of the company in 2012. Mr. Neu served as Chief Financial Officer of Charter One Financial, Inc. and a predecessor firm from 1985 to 2004, and was a Director of Charter One Financial, Inc. from 1992 to August 2004. Prior to this he worked for KPMG as a Senior Audit Manager. Mr. Neu received a B.B.A. from Eastern Michigan University with a major in accounting.

About George “Chip” Stelljes III

Mr. Stelljes is currently the managing partner of private equity investment vehicle St. John’s Capital, LLC. He previously held various senior positions with the Gladstone Companies, including Chief Investment Officer, President and a Director of Gladstone Capital Corporation and Gladstone Investment Corporation, from 2001 to 2013. Mr. Stelljes was a co-founder and managing member of Camden Partners from 1999 to 2001, and was a managing director and partner of Columbia Capital from 1997 to 1999. Prior to that, he held various positions, including Executive Vice President and Principal, with the Allied Capital companies. From 2001 through 2012, Mr. Stelljes served as a General Partner and Investment Committee member of private equity funds Patriot Capital and Patriot Capital II. He serves on the Board of Directors of Intrepid Capital Corporation, and is Chairman of the Board of Directors of The 504 Fund. Mr. Stelljes holds an MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Forward-Looking Statements

 This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

TICC Contacts

Media:
Emily Deissler/ Nikki Ritchie

Sard Verbinnen & Co
212-687-8080